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                                                                   Exhibit 10.24

                        KEWAUNEE SCIENTIFIC CORPORATION
                                FISCAL YEAR 1996
                         APPROVED INCENTIVE BONUS PLAN


The Fiscal Year 1996 Incentive Bonus Plan will provide for a bonus pool based upon achievement of various levels of pre-tax earnings, as they compare to projected pre-tax earnings for the year in Kewaunee's Fiscal Year 1996 Operating Plan as approved by the Board of Directors. The plan is proposed as a one-year plan for Fiscal Year 1996.

The provisions of the plan are:

1.        Eligibility of Participants to Share in the Bonus Pool
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     a.   Eligible participants for the plan will be nominated by the CEO and approved by the Board of Directors. The recommended bonus maximums for each participant for Fiscal Year 1996 will also be approved by the Board of Directors.

     b. Each participant will be eligible to share in the pool up to the specified maximum percentage of his or her May 1, 1995 salary.

     c. In addition to the direct reports to the President and CEO, it is proposed that managers fulfilling the following criteria participate in the Bonus Plan, with a 15% maximum bonus potential.

          1.   Grade 14 or above.

          2.   Seniority of one year or more.

          3.   Is not currently in another incentive plan (e.g., sales plan).

          4.   Is a direct report to a direct report to the President and CEO.

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2.   Building of a Bonus Pool
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     A pool will start accruing once pre-tax earnings reach $1,000,000 for
     Fiscal Year 1996.

3.   Bonus Payouts
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     The following provisions will govern potential incentive bonus payouts:

     a. Participants will be awarded bonuses based on achievement of the corporate financial goals, with five percentage points added to, or subtracted from, their total bonus potential percentage, that is one-half of a 10% payout and one-sixth of a 30% payout, based on the discretion of the Board, taking into account both positive and negative performance of the participants. For those participants with a 15% maximum bonus potential, the discretionary portion is 100% of a 5% payout and one-third of a 15% payout.

     b. Each participant's maximum bonus potential will change at the same rate as the bonus pool accrues in relation to the pre-tax earnings percent to plan achievement.

     c. Bonuses will be paid to participants within 10 days after the specific bonus awards for all participants are determined by the Compensation Committee.

     d.   Bonus payout conditions:

          . If the corporation achieves less than $1,000,000 in pre-tax earnings, no awards will be paid to any bonus participant except at the discretion of the Board of Directors, upon recommendation of the Compensation Committee.

          . Any portion of the bonus pool not awarded to participants will be retained by the corporation.

          . Positive or negative financial adjustments outside the control of management (such as, but not limited to, proceeds from insurance claims, gains or losses from the sale of capital assets, adoption of new generally accepted accounting pronouncements, etc.), will be assessed by the
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             Board of Directors and the incentive plan accrual criteria may be appropriately adjusted as decided by the Board of Directors.

          . A participant must be an employee of the Company on the day of the bonus payout to be eligible to receive a bonus. In unusual circumstances, however, the Board of Directors, upon recommendation of the Compensation Committee, may grant a discretionary bonus.

          . The Board of Directors, upon recommendation of the Compensation Committee, may approve the pro rata participation of a participant who joins the corporation or who is appointed to a key position within the corporation after the outset of the bonus period, with a pro rata increase in the bonus pool.

4.  The plan may be amended at any time by the Board of Directors.